UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2022

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2022, Cepton Technologies, Inc. (“Cepton Technologies”), a wholly owned subsidiary of Cepton, Inc., a Delaware corporation (the “Company”), entered into a second amendment (the “Second Amendment”) to the loan and security agreement, dated as of January 4, 2022, between Cepton Technologies and Trinity Capital Inc. (“Trinity”) (as amended, the “Trinity Loan Agreement”), which provides for a loan of up to $25.0 million (the “Trinity Loan”).

Under the Trinity Loan Agreement, Cepton Technologies may request up to two additional advances, each equal to $7.5 million, or a single additional advance, equal to $15.0 million, under the Trinity Loan prior to July 1, 2022 (the “commitment termination date”). The Second Amendment, among other things, extends the commitment termination date from July 1, 2022 to January 1, 2023. Except as modified by the Second Amendment, the existing terms of the Trinity Loan Agreement remain in effect.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Trinity Loan Agreement, dated as of June 20, 2022, entered into by Cepton Technologies and Trinity
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: June 22, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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